Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Second Quarter Results
Company completes transformative acquisition of Cascade Microtech

LIVERMORE, Calif. — August 2, 2016 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2016 ended June 25, 2016. Revenues were $83.1 million, up 55% from $53.6 million reported in the first quarter and up 12% for the second quarter year-over-year.

“Our strong revenue result - the highest level since 2007 - reflects our solid execution as we doubled our Foundry and Logic shipments for a key customer and experienced improvement in our DRAM business,” said Mike Slessor, CEO of FormFactor, Inc. “In addition, we completed the acquisition of Cascade Microtech, to create a more valuable industry player, with a larger addressable market, extended product breadth, greater diversification, and new growth opportunities.”

FormFactor Results

On a GAAP basis, net income for the second quarter of fiscal 2016 was $36.9 million, or $0.61 per fully-diluted share, compared to a net loss for the first quarter of fiscal 2016 of ($13.8) million, or ($0.24) per fully-diluted share, and a net income for the second quarter of fiscal 2015 of $0.8 million, or $0.01 per fully-diluted share. The results for the second quarter of fiscal 2016 include a net acquisition-related benefit of $33.2 million, or $0.55 per fully diluted share, including a one-time tax benefit of $43.9 million.

On a non-GAAP basis, net income for the second quarter of fiscal 2016 was $8.0 million, or $0.13 per fully-diluted share, compared to a net loss for the first quarter of fiscal 2016 of ($6.3) million, or ($0.11) per fully-diluted share, and net income for the second quarter of fiscal 2015 of $6.7 million, or $0.11 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below.

Cash usage in the second quarter of fiscal 2016 was $68.8 million, compared to cash usage in the first quarter of fiscal 2016 of $0.4 million and cash generation of $7.1 million for the second quarter of fiscal 2015. Excluding cash attributable to the acquisition of Cascade Microtech, cash usage for the second quarter was $1.5 million. At the close of the acquisition, FormFactor had $118.8 million in cash and cash equivalents, marketable securities and restricted cash.

Cascade Microtech Second Quarter results ending June 24, 2016

Cascade Microtech's second quarter fiscal 2016 revenue was $37.0 million. On a GAAP basis, gross margin was 61.4% and GAAP operating income was nil. On a non-GAAP basis, gross margin was 61.5% and non-GAAP operating income was $7.9 million.

A reconciliation of Cascade's GAAP to non-GAAP gross margin and operating income for the three months ended June 24, 2016 is provided below (in thousands):

June 24, 2016
Gross profit per GAAP	$22,746
Stock-based compensation	41
Non-GAAP gross profit	$22,787
Non-GAAP gross margin	61.5%

June 24, 2016
Operating loss per GAAP	$(30)
Stock-based compensation	1,177
Amortization of intangibles	508
Acquisition related expenses	6,282
$7,937

Outlook

"We are currently expecting strong second half performance in each of our businesses” said Mike Slessor. "We are enthusiastic about the Cascade product line-up’s ability to expand our market share in the Foundry and Logic probe card business driven by secular trends in RF filter growth as well as continued strength at FormFactor’s historical Foundry and Logic customers. Our third quarter guidance includes the immediately accretive impact of Cascade, and we are confident that 2016 will be a solid growth year for FormFactor.”

For the third quarter ending on September 24, 2016, FormFactor is providing the following guidance:

	U.S. GAAP	Reconciling Items*	Non-GAAP
Revenue	$118 million to $126 million	—	$118 million to $126 million
Gross Margin	32% to 36%	$10 million	40% to 44%
Net income (loss) per diluted share	($0.03) to $0.03	$0.20	$0.17 to $0.23
*Reconciling items are stock based compensation and amortization of intangibles
Cash flow is forecasted to be positive $10 million to $12 million excluding acquisition related payments.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone recording of the conference call will be available approximately two hours after the conclusion of the call. The recording will be available by telephone through August 4, 2016, 8:30 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 47175796. The recording will also be available on the Investors section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three and six months ended June 25, 2016 are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a worldwide leader in essential test technologies and expertise, including a broad portfolio of high-performance probe cards, engineering probes, probe stations and reliability test systems. For semiconductor companies and scientific institutions, FormFactor delivers access to electrical information from wafers, integrated circuits (ICs), IC packages, optical devices, and more. Customers use FormFactor’s products and services to lower overall production costs, improve their yields, and enable complex next-generation ICs. The company services customers through its network of facilities in Asia, Europe, and North America. For more information, visit the company’s website at www.formfactor.com.

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Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the company’s future financial and operating results, the company’s plans, strategies and objectives for future operations, and the anticipated results of the acquisition of Cascade Microtech. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, expected financial synergies, gross margins, profitability and earnings accretion; future financial and operating results; benefits of the acquisition of Cascade Microtech; potential synergies and cost savings; the ability of the company to drive growth and expand customer and partner relationships; the plans, strategies and objectives of the company for future operations; the expected development, performance, market share or competitive performance relating to the company’s products and services; and other statements regarding the company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the company to realize the anticipated benefits of the acquisition of Cascade Microtech; the company’s ability to remain in compliance with the terms of its debt financing; changes in demand for the company’s products; industry seasonality; risks to the company’s ability to realize operational efficiencies; changes in the market, macro-economic environments, and other factors, including those set forth in the company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the company. Unless required by law, the company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015
Revenues	$83,083	$73,885	$136,694	$144,714
Cost of revenues	57,656	50,582	101,475	98,621
Gross profit	25,427	23,303	35,219	46,093
Operating expenses:
Research and development	11,133	11,217	21,982	22,302
Selling, general and administrative	14,030	11,381	26,546	23,265
Restructuring charges, net	6,910	—	6,910	503
Impairment of long-lived assets	—	8	—	8
Total operating expenses	32,073	22,606	55,438	46,078
Operating income (loss)	(6,646)	697	(20,219)	15
Interest income, net	88	65	205	149
Other income (expense), net	(302)	100	(616)	1,602
Income (loss) before income taxes	(6,860)	862	(20,630)	1,766
Provision (benefit) for income taxes	(43,744)	24	(43,714)	145
Net income	$36,884	$838	$23,084	$1,621
Net income per share:
Basic	$0.62	$0.01	$0.39	$0.03
Diluted	$0.61	$0.01	$0.39	$0.03
Weighted-average number of shares used in per share calculations:
Basic	59,572	58,109	59,001	57,532
Diluted	59,988	59,094	59,639	58,874

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015
GAAP net income	$36,884	$838	$23,084	$1,621
Stock-based compensation	1,541	2,506	4,275	5,415
Restructuring charges, net	6,910	—	6,910	503
Acquisition and integration related expenses (recoveries)	3,795	2	5,796	(89)
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	2,767	3,430	5,537	6,722
Impairment of long-lived assets	—	8	—	8
Income tax valuation allowance release	(43,938)	—	(43,938)	—
Business interruption insurance claim recovery	—	(37)	—	(1,521)
Non-GAAP net income	$7,959	$6,747	$1,664	$12,659

Non-GAAP net income per share:
Basic	$0.13	$0.12	$0.03	$0.22
Diluted	$0.13	$0.11	$0.03	$0.22

Weighted-average number of shares used in per share calculations:
Basic	59,572	58,109	59,001	57,532
Diluted	59,988	59,094	59,639	58,874

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 25, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$100,225	$146,264
Marketable securities	18,108	41,325
Accounts receivable, net	86,137	36,725
Inventories, net	68,357	27,223
Refundable income taxes	1,517	—
Prepaid expenses and other current assets	10,094	6,481
Total current assets	284,438	258,018
Restricted cash	438	435
Property, plant and equipment, net	43,791	23,853
Goodwill	188,517	30,731
Intangibles, net	172,146	25,552
Deferred tax assets	3,926	3,281
Other assets	2,000	853
Total assets	$695,256	$342,723
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,063	$18,072
Accrued liabilities	51,088	21,507
Current portion of term loan	7,077	—
Income taxes payable	1,662	110
Deferred revenue	4,868	3,892
Total current liabilities	118,758	43,581
Long-term income taxes payable	1,240	1,069
Term loan, less current portion	141,417	—
Deferred tax liabilities	5,662	—
Deferred rent and other liabilities	4,595	3,392
Total liabilities	271,672	48,042
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	823,222	718,962
Accumulated other comprehensive loss	(663)	(2,222)
Accumulated deficit	(398,975)	(422,059)
Total stockholders’ equity	423,584	294,681
Total liabilities and stockholders’ equity	$695,256	$342,723

About our Non-GAAP Net Income and Adjustments:

We believe that the presentation of non-GAAP net income and non-GAAP earnings per fully-diluted share provides supplemental information that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon the company’s activities and other factors, facilitates comparability of the company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income and non-GAAP fully-diluted earnings per share by adjusting GAAP net income and GAAP earnings per fully-diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income" included in this press release.